Exhibit 99.1
Flowserve Announces Record Bookings And Backlog In First Quarter 2006; Expects To File 2005 Form 10-K In Latter Part Of Second Quarter And Become Current With SEC Filings Later This Year
DALLAS—(BUSINESS WIRE)—April 25, 2006—Flowserve Corp. (NYSE: FLS) today reported record bookings and backlog for the first quarter of 2006. It also said it expects to file its 2005 Form 10-K Report with the Securities and Exchange Commission during the latter part of the second quarter of 2006 and to become current with its SEC financial report filings later in the year.
Record First Quarter Core Bookings Increase 34 Percent, Excluding Currency and Divested Operations, Over Prior Year Period
First quarter 2006 bookings increased to approximately $879 million, which represents a record for any quarter. The $879 million record includes the impact of a negative currency effect of $37.5 million, or 5.5 percent. It also compares with first quarter 2005 bookings of approximately $713 million, or $686 million excluding divestitures during 2005. Therefore, excluding divestitures and currency impact, core bookings increased 34 percent compared with the prior year period. Excluding only divestitures, bookings increased 28 percent. Excluding neither divestitures nor currency, bookings increased 23 percent.
Record Backlog
Backlog at the end of the first quarter of 2006 increased about 39 percent compared with the prior year period to $1.23 billion, a record for any quarter, including positive currency effects of about 1 percent. This compares with a backlog of approximately $884 million at the end of the first quarter of 2005 and $994 million at the end of 2005, excluding 2005 divestitures in both cases. The company said that the increase was due to a combination of a larger volume of project orders, stronger aftermarket business and longer negotiated product delivery lead times that are typical of robust markets.
“We are continuing to see strong activity in virtually all of our markets on a global basis, including our oil, chemical and power customer base,” said Flowserve President and Chief Executive Officer Lewis M. Kling. “Our strongest bookings increase was in our pump operations, led by new project business. This is significant because of the typically profitable aftermarket opportunities that have traditionally arisen from an increased installed base. This pump project order strength also bodes well for our valve project business, which traditionally lags the pump project business. Our seal business bookings also remained strong during the quarter, consistent with its excellent track record.”
Debt Inches Higher In First Quarter
Consolidated debt inched up approximately $9 million at the end of the first quarter of 2006, compared with year-end 2005. This increase reflects a first quarter 2006 annual payment of $50 million of broad-based, full-year 2005 employee earned incentive awards. It also reflects the impact of professional service fees related to the recent restatement of the company’s financial statements and audit completed in February 2006, and related work on the 2005 Form 10-K Report and annual audit. The increase further includes debt repayment of approximately $11 million made in early January 2006 using the net proceeds from the divestiture of the General Services Group.
“We continue to examine our options for employing our expected continued cash flow,” said Chief Financial Officer Mark A. Blinn. “Among them are reducing our financial leverage, beginning regular dividends, repurchasing outstanding common stock, increasing investments in our technologies and infrastructure, making further pension contributions and enhancing our capital structure. We also anticipate our professional fees to complete our financial audits and SEC filings will substantially decrease this year compared with the prior year and then normalize in 2007.”
SEC Filings Update
The company said it is making good progress in closing its 2005 annual financial statements and expects to file its 2005 Form 10-K Report during the latter part of the second quarter. The company anticipates it will become current on its remaining required SEC filings later in 2006. In addition, the company expects to file all of its 2004 Form 10-Q reports with the SEC in the near future.
Positive Outlook
The company reiterated its positive outlook. “We are very pleased with our strong first quarter bookings, which bode very well for the future,” Kling said. “We are excited when we look at our business prospects in 2006 and beyond.”
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in 56 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services.
SAFE HARBOR STATEMENT: This news release includes forward-looking statements. Forward looking statements are all statements that are not statements of historical facts and include, without limitation, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition. The words “believe”, “seek”, “anticipate”, “plan”, “estimate”, “expect”, “intend”, “project”, “forecast”, “predict”, “potential”, “continue”, “will”, “may”, “could”, “should”, and other words of similar meaning are intended to identify forward-looking statements. The forward-looking statements made in this news release are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that, in some cases, are beyond our control. These risks, uncertainties and factors may cause our actual results, performance and achievements, or industry results and market trends, to be materially different from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Important risks, uncertainties and other factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: delays in future reports of the Company’s management and outside auditors on the Company’s internal control over financial reporting and related certifications; continuing delays in the Company’s filing of its periodic public reports and any SEC, NYSE or debt rating agencies’ actions resulting therefrom; the possibility of adverse consequences of the pending securities litigation and SEC investigations; the possibility of adverse consequences of governmental tax audits of the Company’s tax returns, including the upcoming IRS audit of the company’s U.S. tax returns for the years 2002 through 2004; the Company’s ability to convert bookings, which are not subject to nor computed in accordance with generally accepted accounting principles, into revenues at acceptable, if any, profit margins, since such profit margins cannot be assured nor be necessarily assumed to follow historical trends; changes in the financial markets and the availability of capital; changes in the already competitive environment for the Company’s products or competitors’ responses to the Company’s strategies; the Company’s ability to integrate acquisitions into its management and operations; political risks, military actions or trade embargoes affecting customer markets, including the continuing conflict in Iraq, uncertainties in certain Middle Eastern countries such as Iran, and their potential impact on Middle Eastern markets and global petroleum producers; the Company’s ability to comply with the laws and regulations affecting its international operations, including the U.S. export laws, and the effect of any noncompliance; the health of the petroleum, chemical, power and water industries; economic conditions and the extent of economic growth in the U.S. and other countries and regions; unanticipated difficulties or costs associated with the implementation of systems, including software; the Company’s relative geographical profitability and its impact on the Company’s utilization of foreign tax credits; the recognition of significant expenses associated with realigning operations of acquired companies with those of Flowserve; the Company’s ability to meet the financial covenants and other requirements in its debt agreements; any terrorist attacks and the response of the U.S. to such attacks or to the threat of such attacks; technological developments in the Company’s products as compared with those of its competitors; changes in prevailing interest rates and the Company’s effective interest costs; and adverse changes in the regulatory climate and other legal obligations imposed on the Company. It is not possible to foresee or identify all the factors that may affect our future performance or any forward-looking information, and new risk factors can emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements included in this news release are based on information available to us on the date of this news release. We undertake no obligation to revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.
CONTACT:
Flowserve Corp., Dallas
Investor Contact:
Michael Conley, 972-443-6557
or
Media Contact:
Lars Rosene, 469-420-3264